Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FIRST QUARTER FISCAL 2014 OPERATING RESULTS

Uncasville, Connecticut, January 30, 2014 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its first fiscal quarter ended December 31, 2013.

“Obviously, we would have preferred more normalized table game hold and thus better operating results at Mohegan Sun for the first quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “However, we are very encouraged by recent volume trends, as well as our other significant accomplishments during the quarter, which should position us to improve our operating results moving forward.”

Consolidated operating results and significant events for the first quarter ended December 31, 2013 (unaudited):

•	Net revenues of $312.8 million, a 3.7% decrease from the first quarter of fiscal 2013

•	Gaming revenues of $274.8 million, a 5.1% decrease from the first quarter of fiscal 2013

•	Gross slot revenues of $197.1 million, a 2.5% decrease from the first quarter of fiscal 2013

•	Table game revenues of $75.5 million, an 11.2% decrease from the first quarter of fiscal 2013

•	Non-gaming revenues of $62.9 million, an 8.5% increase over the first quarter of fiscal 2013

•	Adjusted EBITDA, a non-GAAP measure described below, of $53.7 million, a 26.7% decrease from the first quarter of fiscal 2013

•	Income from operations of $33.3 million, a 36.3% decrease from the first quarter of fiscal 2013

•	Net loss attributable to the Authority of $67.3 million compared to net income attributable to the Authority of $9.1 million the first quarter of fiscal 2013

•	Opened Project Sunlight, a new hotel and convention center at Mohegan Sun at Pocono Downs on November 15, 2013

•	Successfully completed a series of refinancing transactions, including the execution and funding of $955 million in aggregate principal amount of senior secured credit facilities to refinance our prior bank credit facilities and second lien senior secured notes, on November 19, 2013

•	Announced our intention to pursue a Massachusetts casino resort license for the eastern (Boston) region and to locate a proposed resort casino project in the City of Revere on November 27, 2013

The declines in Adjusted EBITDA and income from operations were primarily attributable to lower table game revenues at Mohegan Sun driven by lower table game hold. Adjusted EBITDA and income from operations also were negatively impacted by increased Corporate expenses resulting from our pursuit of a Massachusetts casino license. The reduction in net income primarily resulted from a $62.1 million loss on early extinguishment of debt in connection with our November 2013 refinancing transactions, combined with the decline in income from operations.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Adjusted EBITDA	$50,480	$65,253	$(14,773)	(22.6%)
Income from operations	$34,643	$48,126	$(13,483)	(28.0%)
Operating costs and expenses	$207,290	$205,064	$2,226	1.1%
Net revenues	$241,933	$253,190	$(11,257)	(4.4%)
Gaming revenues	$208,474	$222,274	$(13,800)	(6.2%)
Non-gaming revenues	$53,715	$49,698	$4,017	8.1%

The declines in Adjusted EBITDA and income from operations were primarily attributable to lower table game revenues due to lower table game hold. Table game hold at Mohegan Sun decreased 300 basis points to 13.3% for the quarter ended December 31, 2013 from 16.3% in the first quarter of fiscal 2013. The decline in table game hold primarily reflected abnormally low hold within the high-end table game segment. Adjusted EBITDA and income from operations also were negatively impacted by lower slot revenues, which we believe primarily reflected a continued sluggish economic environment. These results were partially offset by higher non-gaming revenues. Adjusted EBITDA margin decreased to 20.9% for the quarter ended December 31, 2013 from 25.8% in the first quarter of fiscal 2013. The reduction in Adjusted EBITDA margin primarily reflected the decline in table game hold.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Slots:
Handle	$1,790,830	$1,785,004	$5,826	0.3%
Gross revenues	$144,163	$148,478	$(4,315)	(2.9%)
Net revenues	$138,926	$142,656	$(3,730)	(2.6%)
Free promotional slot plays (1)	$15,959	$13,820	$2,139	15.5%
Weighted average number of machines (in units)	5,529	5,608	(79)	(1.4%)
Hold percentage (gross)	8.1%	8.3%	(0.2%)	(2.4%)
Win per unit per day (gross) (in dollars)	$283	$288	$(5)	(1.7%)

Table games:
Drop	$495,722	$463,614	$32,108	6.9%
Revenues	$65,733	$75,551	$(9,818)	(13.0%)
Weighted average number of games (in units)	284	287	(3)	(1.0%)
Hold percentage (2)	13.3%	16.3%	(3.0%)	(18.4%)
Win per unit per day (in dollars)	$2,516	$2,864	$(348)	(12.2%)

Poker:
Revenues	$2,471	$2,571	$(100)	(3.9%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$644	$665	$(21)	(3.2%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Food and beverage:
Revenues	$15,981	$14,938	$1,043	7.0%
Meals served	738	705	33	4.7%
Average price per meal served (in dollars)	$16.22	$16.11	$0.11	0.7%

Hotel:
Revenues	$10,251	$9,944	$307	3.1%
Rooms occupied	104	104	—	—
Occupancy rate	95.8%	96.1%	(0.3%)	(0.3%)
Average daily room rate (in dollars)	$95	$92	3	3.3%
Revenue per available room (in dollars)	$91	$89	2	2.2%

Retail, entertainment and other:
Revenues	$27,483	$24,816	$2,667	10.7%
Arena events (in events)	25	26	(1)	(3.8%)
Arena tickets	153	164	(11)	(6.7%)
Average price per Arena ticket (in dollars)	$66.68	$51.96	$14.72	28.3%

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Adjusted EBITDA	$11,825	$12,520	$(695)	(5.6%)
Income from operations	$7,577	$9,558	$(1,981)	(20.7%)
Operating costs and expenses	$63,106	$61,730	$1,376	2.2%
Net revenues	$70,683	$71,288	$(605)	(0.8%)
Gaming revenues	$66,279	$67,335	$(1,056)	(1.6%)
Non-gaming revenues	$8,970	$7,990	$980	12.3%

The decline in Adjusted EBITDA was primarily attributable to the increase in operating costs and expenses resulting from additional staffing costs and operating expenses necessary to support hotel operations which commenced on November 15, 2013. The reduction in income from operations reflected $1.2 million in pre-opening costs and expenses related to the addition of hotel operations, combined with the decline in Adjusted EBITDA. These results were partially offset by higher non-gaming revenues. In addition, we believe overall business volumes continued to be negatively impacted by a sluggish regional economic environment. Adjusted EBITDA margin decreased to 16.7% for the quarter ended December 31, 2013 from 17.6% in the first quarter of fiscal 2013.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Slots:
Handle	$625,856	$679,869	$(54,013)	(7.9%)
Gross revenues	$52,949	$53,597	$(648)	(1.2%)
Net revenues	$52,908	$53,552	$(644)	(1.2%)
Free promotional slot plays (1)	$11,331	$15,281	$(3,950)	(25.8%)
Weighted average number of machines (in units)	2,331	2,332	(1)	(0.04%)
Hold percentage (gross)	8.5%	7.9%	0.6%	7.6%
Win per unit per day (gross) (in dollars)	$247	$250	$(3)	(1.2%)

Table games:
Drop	$48,408	$45,499	$2,909	6.4%
Revenues	$9,774	$9,515	$259	2.7%
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	20.2%	20.9%	(0.7%)	(3.3%)
Win per unit per day (in dollars)	$1,610	$1,567	$43	2.7%

Poker:
Revenues	$873	$1,070	$(197)	(18.4%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$527	$646	$(119)	(18.4%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Food and beverage:
Revenues	$6,738	$6,051	$687	11.4%
Meals served	179	158	21	13.3%
Average price per meal served (in dollars)	$17.42	$17.79	$(0.37)	(2.1%)

Hotel (1):
Revenues	$441	$—	$441	100.0%
Rooms occupied	8	—	8	100.0%
Occupancy rate	81.5%	—	81.5%	100.0%
Average daily room rate (in dollars)	$55	$—	55	100.0%
Revenue per available room (in dollars)	$45	$—	45	100.0%

Retail, entertainment and other:
Revenues	$1,791	$1,939	$(148)	(7.6%)

(1)	Hotel operations commenced on November 15, 2013.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31,	December 31,		Percentage
	2013	2012	Variance	Variance
Adjusted EBITDA	$(8,617)	$(4,542)	$(4,075)	89.7%
Loss from operations	$(8,947)	$(5,485)	$(3,462)	63.1%
Operating costs and expenses	$9,686	$5,762	$3,924	68.1%
Net revenues	$739	$277	$462	166.8%

The increases in loss from operations and operating costs and expenses primarily reflected higher professional and development related expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2013	2012	2013	2012	2013	2012
Mohegan Sun	$50,480	$65,253	$34,643	$48,126	$241,933	$253,190
Mohegan Sun at Pocono Downs	11,825	12,520	7,577	9,558	70,683	71,288
Corporate	(8,617)	(4,542)	(8,947)	(5,485)	739	277
Inter-segment revenues	—	—	—	—	(532)	—

Total	$53,688	$73,231	$33,273	$52,199	$312,823	$324,755

Other Information

November 2013 Refinancing Transactions

On November 19, 2013, the Authority completed a series of refinancing transactions relating to its prior bank credit facilities and second lien senior secured notes. Pursuant to a new loan agreement with RBS Citizens, N.A., as administrative agent, the Authority obtained $955 million in aggregate principal amount of senior secured credit facilities, comprised of a $100 million revolving facility, a $125 million term loan A facility and a $730 million term loan B facility. Simultaneously, the Authority repaid and terminated its prior bank credit facilities and repurchased or redeemed all of its outstanding second lien senior secured notes. The Authority incurred a $62.1 million loss on early extinguishment of debt in connection with these refinancing transactions. The Authority estimates that these refinancing transactions will yield annualized interest savings totaling at least $16 million.

Liquidity

As of December 31, 2013, the Authority held cash and cash equivalents of $75.6 million compared to $63.6 million as of September 30, 2013. As of December 31, 2013, there were $14.0 million drawn on the Authority’s $100 million revolving facility and $9.4 million drawn on the Authority’s $16.5 million line of credit. As of December 31, 2013, letters of credit issued under the Authority’s revolving facility totaled $2.8 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s revolving facility, and after taking into account restrictive financial covenant requirements, the Authority had approximately $73.8 million of borrowing capacity under its revolving facility and line of credit as of December 31, 2013.

Interest Expense

Interest expense decreased by $4.3 million, or 9.9%, to $39.0 million for the quarter ended December 31, 2013 compared to $43.3 million in the first quarter of fiscal 2013. The decrease in interest expense was attributable to lower weighted average interest rate driven by the Authority’s August and November 2013 refinancing transactions. Weighted average interest rate was 9.2% for the quarter ended December 31, 2013 compared to 10.1% in the first quarter of fiscal 2013. Weighted average outstanding debt was $1.73 billion for the quarter ended December 31, 2013 compared to $1.71 billion in the first quarter of fiscal 2013.

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Three Months Ended	Remaining Forecasted	Forecasted
	December 31, 2013	Fiscal Year 2014	Fiscal Year 2014
Mohegan Sun:
Maintenance	$1.9	$24.0	$25.9
Development	3.1	—	3.1

Subtotal	5.0	24.0	29.0
Mohegan Sun at Pocono Downs:
Maintenance	1.0	5.3	6.3

Subtotal	1.0	5.3	6.3
Corporate:
Expansion - Project Sunlight	9.5	—	9.5

Subtotal	9.5	—	9.5

Total	$15.5	$29.3	$44.8

Project Sunlight

Project Sunlight, a $50 million hotel expansion project located adjacent to the Mohegan Sun at Pocono Downs casino, opened to the public on November 15, 2013. This expansion includes a 238-room hotel and an approximately 20,000-square-foot convention center. The hotel is comprised of a combination of standard guest rooms and suites and features rooms with exclusive views of the race track, as well as a fitness center and an indoor pool. A new porte-cochere also was added for additional guest convenience. The convention center is located adjacent to the hotel and can accommodate a number of different sized groups, including up to 800 for seated banquets. This space also can be converted into a 1,500-seat concert venue.

Distributions to the Tribe

Distributions to the Tribe totaled $10.0 million for each of the quarters ended December 31, 2013 and 2012. Distributions to the Tribe are anticipated to total $50 million for fiscal 2014.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its first quarter fiscal 2014 operating results on Thursday, January 30, 2014 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 52737151

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, January 30, 2014. This replay will run through February 13, 2014.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 52737151

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	December 31, 2013	December 31, 2012
Revenues:
Gaming	$274,753	$289,609
Food and beverage	22,719	20,989
Hotel	10,692	9,944
Retail, entertainment and other	29,505	27,064

Gross revenues	337,669	347,606
Less - Promotional allowances	(24,846)	(22,851)

Net revenues	312,823	324,755

Operating costs and expenses:
Gaming	176,302	175,786
Food and beverage	10,099	10,636
Hotel	3,720	3,393
Retail, entertainment and other	12,776	10,306
Advertising, general and administrative	46,942	46,584
Corporate	9,432	5,733
Depreciation and amortization	19,118	20,164
(Gain) loss on disposition of assets	(1)	133
Severance	—	(179)
Pre-opening	1,162	—

Total operating costs and expenses	279,550	272,556

Income from operations	33,273	52,199

Other income (expense):
Accretion of discount to the relinquishment liability	(551)	(1,243)
Interest income	1,644	1,457
Interest expense, net of capitalized interest	(38,969)	(43,274)
Loss on early extinguishment of debt	(62,083)	(8)
Other expense, net	(704)	(945)

Total other expense	(100,663)	(44,013)

Net income (loss)	(67,390)	8,186
Loss attributable to non-controlling interests	136	914

Net income (loss) attributable to Mohegan Tribal Gaming Authority	$(67,254)	$9,100

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31,	December 31,
	2013	2012
Operating Results:
Gross revenues	$337,669	$347,606
Net revenues	$312,823	$324,755
Income from operations	$33,273	$52,199

Other Data:
Adjusted EBITDA	$53,688	$73,231
Capital expenditures	$15,530	$13,691
Cash interest paid	$27,764	$61,915

	December 31, 2013	September 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$75,602	$63,624
Relinquishment liability	$68,261	$74,365
Capital leases	$4,882	$5,440
Long-term debt, including current portion	$1,745,491	$1,682,312

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31,	December 31,
	2013	2012
Operating results:
Gross revenues (in thousands)	$262,189	$271,972
Net revenues (in thousands)	$241,933	$253,190
Income from operations (in thousands)	$34,643	$48,126
Operating margin	14.3%	19.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$50,480	$65,253
Adjusted EBITDA margin	20.9%	25.8%

Capital expenditures (in thousands)	$5,039	$4,301

Weighted average number of units:
Slot machines	5,529	5,608
Table games	284	287
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$283	$288
Table games	$2,516	$2,864
Poker tables	$644	$665

Hold percentage:
Slot machines (gross)	8.1%	8.3%
Table games	13.3%	16.3%

Food and beverage statistics:
Meals served (in thousands)	738	705
Average price per meal served	$16.22	$16.11

Hotel statistics:
Rooms occupied (in thousands)	104	104
Occupancy rate	95.8%	96.1%
Average daily room rate	$95	$92
Revenue per available room	$91	$89

Entertainment statistics:
Arena events (in events)	25	26
Arena tickets (in thousands)	153	164
Average price per Arena ticket	$66.68	$51.96

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31,	December 31,
	2013	2012
Operating results:
Gross revenues (in thousands)	$75,249	$75,325
Net revenues (in thousands)	$70,683	$71,288
Income from operations (in thousands)	$7,577	$9,558
Operating margin	10.7%	13.4%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$11,825	$12,250
Adjusted EBITDA margin	16.7%	17.6%

Capital expenditures (in thousands)	$987	$2,133

Weighted average number of units:
Slot machines	2,331	2,332
Table games	66	66
Poker tables	18	18

Win per unit per day:
Slot machines (gross)	$247	$250
Table games	$1,610	$1,567
Poker tables	$527	$646

Hold percentage:
Slot machines (gross)	8.5%	7.9%
Table games	20.2%	20.9%

Food and beverage statistics:
Meals served (in thousands)	179	158
Average price per meal served	$17.42	$17.79

Hotel statistics (1):
Rooms occupied (in thousands)	8	—
Occupancy rate	81.5%	—
Average daily room rate	$55	—
Revenue per available room	$45	—

(1)	Hotel operations commenced on November 15, 2013.

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31,	December 31,
	2013	2012
Capital expenditures (in thousands)	$9,504	$7,257
Capitalized interest (in thousands)	$735	$152

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income (Loss):

Reconciliations of Adjusted EBITDA to net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended
	December 31,	December 31,
	2013	2012
Adjusted EBITDA	$53,688	$73,231
Depreciation and amortization	(19,118)	(20,164)
Gain (loss) on disposition of assets	1	(133)
Severance	—	179
Pre-opening	(1,162)	—
Loss attributable to non-controlling interests	(136)	(914)

Income from operations	33,273	52,199

Accretion of discount to the relinquishment liability	(551)	(1,243)
Interest income	1,644	1,457
Interest expense, net of capitalized interest	(38,969)	(43,274)
Loss on early extinguishment of debt	(62,083)	(8)
Other expense, net	(704)	(945)

Net income (loss)	$(67,390)	$8,186

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2013
	Income (Loss)	Depreciation	(Gain) loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$34,643	$15,838	$(1)	$—	$—	$—	$50,480
Mohegan Sun at Pocono Downs	7,577	3,086	—	—	1,162	—	11,825
Corporate	(8,947)	194	—	—	—	136	(8,617)

Total	$33,273	$19,118	$(1)	$—	$1,162	$136	$53,688

	For the Three Months Ended December 31, 2012
	Income (Loss)	Depreciation	(Gain) loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$48,126	$17,173	$133	$(179)	$—	$—	$65,253
Mohegan Sun at Pocono Downs	9,558	2,962	—	—	—	—	12,520
Corporate	(5,485)	29	—	—	—	914	(4,542)

Total	$52,199	$20,164	$133	$(179)	$—	$914	$73,231

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, (gain) loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discount to a relinquishment liability, loss on early extinguishment of debt, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000